Exhibit 2.1

DEAN HELLER

Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520

(775) 684-5706

FILED
Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)	AUG 25 2004

1. Name of Corporation:

Deer Bay Resources, inc.

2. Registered Agent for Service of Process:

Empire Stock Transfer Inc.

7251 West Lake Mead Boulevard Suite 300

Las Vegas, NV 89128

3. Authorized Stock:

Number of shares with par value: 75,000,000

Par value per share: $0.001

4. Names and Addresses of the Board of Directors/Trustees:

Leah Finke

7251 West Lake Mead Boulevard Suite 300

Las Vegas, NV 89128

5. Purpose:

The purpose of the corporation shall be:

All legal purposes

6. Name, Address and Signature of Incorporator:

/s/ Leah Finke

Leah Finke

7251 West Lake Mead Boulevard Suite 300

Las Vegas, NV 89128

7. Certificate of Acceptance of Appointment of Registered Agent

I hereby accept appointment as Registered Agent for the above Entity:

/s/ Leah Fink	8/25/2004
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity	Date

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ARTICLES OF INCORPORATION

OF

DEER BAY RESOURCES INC.

FIRST. The name of the corporation is Deer Bay Resources Inc.

SECOND. The registered office of the corporation in the State of Nevada is located at 7251 West Lake Mead Boulevard Suite 300, Las Vegas, NV 89128. The corporation may maintain an office, or offices, in such other places within Or without the State of Nevada as may be from time to time designated by the Board of Directors or the By-Laws of the corporation. The corporation may conduct all corporation business of every kind and nature outside the State of Nevada as well as within the State of Nevada.

THIRD. The objects for which this corporation is formed are to engage in any lawful activity.

FOURTH. The total number of common stock authorized that may be issued by the Corporation is seventy five million (75,000,000) shares of common stock with a par value of one tenth of one cent ($0.001) per share and no other class of stock shall be authorized. The corporation may from time issue said shares for such consideration as the Board of Directors may fix.

FIFTH. The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, providing that the number of & directors shall not be reduced to fewer than one (1). The first Board of Directors shall be (3) in number and the name and post office address of these Directors are:

Name: Leah Finke

Address: 7251 W. Lake Mead Blvd Suite 300

Las Vegas, NV 89128

SIXTH. The capital stock of the corporation, after the amount of the subscription price or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the incorporator signing the Articles of Incorporation is as follows:

Name: Empire Stock Transfer Inc.

Address: 7251 West Lake Mead. Boulevard Suite 300

Las Vegas, Nevada 89128

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EIGHTH. The Resident Agent for this corporation shall be Empire Stock Transfer Inc. The address of the Resident Agent and the registered or statutory address of this corporation in the State of Nevada shall be: 7251 West Lake Mead Boulevard Suite 300 Las Vegas, NV 89128.

NINTH. The corporation is to have perpetual existence.

TENTH. The Board of Directors shall adopt the initial By-laws of the corporation. The Board of Directors shall also have the power to alter, amend or repeal the By-laws, or to adopt new By-laws, except as otherwise may be specifically provided in the By-laws.

ELEVEN. No Director or Officer of the corporation shall be personally liable, to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or Officer (i) for acts or omissions, which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders of the corporation shall be prospective only, and shall not adversely affect any limitations on the personal liability of Director or Officer of the corporation for acts or omissions prior to such repeal or modification

TWELVETH. The corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, the undersigned, being the Incorporator herein before named for the purpose of forming a corporation pursuant to General Corporation Law of the State of Nevada, do make and file these, Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this August 25, 2004.

/s/ Leah Finke

Leah Finke

Incorporator

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ROSS MILLER

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

	Filed in the office of	Document Number 20080294398-85
Certificate of Amendment	/s/ Barbara K. Cegavske	Filing Date and Time
(PURSUANT TO NRS 78.385 and 78.390)	Barbara K. Cegavske	04/29/2008 12:54 PM
	Secretary of State	Entity Number
	State of Nevada	C22901-2004

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

Deer Bay Resources Inc.

2. The articles have been amended as follows:

Article FOURTH of the Articles of Incorporation is amended in accordance with the attached Exhibit A regarding an increase in authorized capital structure.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:         5,412,000

4. Effective date and time of filing:      Date:                          Time:

5. Signature:

/s/ Kristian Schiorring

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

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EXHIBIT A TO CERTIFICATE OF AMENDMENT

FOR

DEER BAY RESOURCES, INC.

FOURTH: The total number of shares of common stock authorized that may be issued by the Corporation is two hundred million (200,000,000) shares of common stock with a par value of $0.001 per share. The total number of shares of preferred stock authorized that may be issued by the Corporation is twenty million (20,000,000) shares of preferred stock with a par value of $0.0001.

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ROSS MILLER

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

Filed in the office of	Document Number
/s/ Barbara K. Cegavske	20110069715-32
Barbara K. Cegavske	Filing Date and Time 01/27/2011 2:58 pM
Secretary of State	Entity Number
State of Nevada	C22901-2004

Articles of Merger
(PURSUANT TO NRS 92A.200)

Articles of Merger

(Pursuant to NRS Chapter 92A)

1. Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

Bioflamex Corporation

Name of merging entity

Nevada	Corporation
Jurisdiction	Entity type

and,

Deer Bay Resources, Inc.

Name of surviving entity

Nevada	Corporation
Jurisdiction	Entity type

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2. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

3.

[_] The undersigned declares that a plan of merger has been adopted by each constituent entity

[X] The undersigned declares that a plan of merger has been adopted by the parent domestic entity

4. Owner’s approval:

(a) Owner’s approval was not required from

Bioflamex Corporation

Name of merging entity

and, or:

Deer Bay Resources, Inc.

Name of surviving entity

5. Amendments, if any, to the articles or certificate of the surviving entity

Article I is hereby amended in its entirety to read:

Article I: Name

“The name of the corporation is Bioflamex Corporation, hereinafter the “Corporation.”

6. Location of Plan of Merger

[_] (a) The entire plan of merger is attached:

or,

[X] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity.

7. Effective date and time of filing:      Date:                          Time:

8. Signatures:

Bioflamex Corporation

Name of merging entity

/s/ Kristian Schiorring	President	1/25/2011
Signature	Title	Date

Deer Bay Resources, Inc.
Name of surviving entity

/s/ Kristian Schiorring	President	1/25/2011
Signature	Title	Date

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ROSS MILLER

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

	Filed in the office of	Document Number 20120822980-44
Certificate of Amendment	/s/ Barbara K. Cegavske	Filing Date and Time
(PURSUANT TO NRS 78.385 and 78.390)	Barbara K. Cegavske	12/06/2012 9:02 AM
	Secretary of State	Entity Number
	State of Nevada	C22901-2004

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

BIOFLAMEX CORPORATION

2. The articles have been amended as follows:

Pursuant to the authority granted to the directors to take action by unanimous consent without a meeting pursuant to the articles of organization of BioFlamex Corporation, the Board of Directors (“Directors”) of BioFlamex Corporation a Nevada corporation do hereby consent to, adopt, retify, confirm and approve as of December 30, 2012 a reverse stock split of the common stock of BioFlamex Corporation at a ratio of 40:1.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:         51%

4. Effective date and time of filing:      Date:    Dec. 4, 2012                      Time:

5. Signature:

/s/ Kristian Schiorring

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

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ROSS MILLER

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

	Filed in the office of	Document Number 20120340887-85
Certificate of Amendment	/s/ Barbara K. Cegavske	Filing Date and Time
(PURSUANT TO NRS 78.385 and 78.390)	Barbara K. Cegavske	05/14/2012 2:17 AM
	Secretary of State	Entity Number
	State of Nevada	C22901-2004

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

Bioflamex Corporation

2. The articles have been amended as follows:

FOURTH: The total number of common stock authorized that may be issued by the Corporation is four hundred million 400,000,000 shares of common stock with a par value of $0.0001 per share and no other class of stock shall be authorized. The corporation may from time issue said shares for such consideration as the Board of Directors may fix.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:         55%

4. Effective date and time of filing:      Date:                        Time:

5. Signature:

/s/ Kristian Schiorring

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

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CERTIFICATE OF EXISTENCE

WITH STATUS IN GOOD STANDING

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, non-profit corporations, corporations soles, limited-liability companies, limited partnerships, limited-liability partnerships and business trusts pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, BIOFLAMEX CORPORATION, as a corporation duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since August 25, 2004, and is in good standing in this state.

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